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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

InVivo Therapeutics Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-37350 (Commission File Number)	36-4528166 (IRS Employer Identification No.)

One Kendall Square, Suite B14402
Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (617) 863-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	NVIV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 15, 2020, InVivo Therapeutics Holdings Corp. (the "Company") entered into a securities purchase agreement (the "Purchase Agreement") with certain institutional investors (the "Purchasers"), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 1,715,240 of common stock, $0.00001 par value per share, of the Company (the "Common Stock"), at a purchase price per share of $1.75 (the "Shares"), for aggregate gross proceeds to the Company of approximately $3.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company (the "Registered Offering"). The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (the "SEC") on November 14, 2019 (File No. 333-234353) (the "Registration Statement"), and a prospectus supplement thereunder.

Pursuant to the Purchase Agreement, in a concurrent private placement, the Company has also agreed to sell and issue to the Purchasers warrants (the "Series C Warrants") to purchase up to 1,715,240 shares of Common Stock (the "Private Placement" and together with the Registered Offering, the "Offerings"). The Series C Warrants will be exercisable immediately at an exercise price of $1.62 per share of Common Stock, subject to adjustment in certain circumstances, and expire on October 17, 2025. The Offerings are expected to close on or about April 17, 2020, subject to customary closing conditions.

The Series C Warrants and the shares of Common Stock issuable upon exercise of the Series C Warrants (the "Series C Warrant Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. In connection with each Purchaser's execution of a Purchase Agreement, each such Purchaser represented to the Company that it is an "accredited investor" as defined in rules promulgated under the Securities Act. Each Purchaser, either alone or together with its representatives, has sufficient knowledge and experience to be considered a sophisticated investor, has access to the type of information sufficient to enable it to evaluate its investment, and has agreed not to resell or distribute the Series C Warrants or the Series C Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act. Under the Purchase Agreement, the Company has agreed to file a registration statement on Form S-1 providing for the resale of the Warrant Shares by the Purchasers within 45 days of April 15, 2020.

Pursuant to the engagement letter (the "Engagement Letter") with H.C. Wainwright & Co., LLC ("Wainwright"), dated as of April 14, 2020, the Company will pay Wainwright a cash fee of $225,125, which represents 7.5% of the gross proceeds of the Offerings, a management fee of $30,017, which represents 1.0% of the gross proceeds of the Offerings, and $25,000 for non-accountable expenses, as well as reasonable and documented legal expenses, subject to a limit of $50,000 and clearing expenses in the amount of up to $10,000. In addition, Wainwright will also receive placement agent warrants on substantially the same terms as Series C Warrants in an amount equal to 6.5% of the aggregate number of Shares sold in the offering, or 111,491 shares of Common Stock, at an exercise price of $2.1875 per share and a term expiring on April 15, 2025 (the "Placement Agent Warrants").

The foregoing descriptions of the Purchase Agreement, the Series C Warrants and the Placement Agent Warrants are qualified in their entireties by reference to the full text of the Purchase Agreement, the Series C Warrants and the Placement Agent Warrants, copies of which are filed herewith as Exhibit 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. On April 15, 2020, the Company also issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 3.02    Unregistered Sales of Equity Securities.

Please see the disclosure regarding the Series C Warrants and the Series C Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02. The Series C Warrants and Series C Warrant Shares were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each Purchaser has represented that it is an accredited investor, as defined in Regulation D, and has acquired the Series C Warrants for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The Series C Warrants and Series C Warrant Shares were not issued through any general solicitation or advertisement.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

4.1	Form of Series C Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Ballard Spahr, LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Ballard Spahr, LLP (included in Exhibit 5.1)
99.1	Press Release, dated April 15, 2020

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.
Date: April 16, 2020	By:	/s/ RICHARD TOSELLI Richard Toselli Chief Executive Officer

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 3.02 Unregistered Sales of Equity Securities.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES